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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-169342) pertaining to the Amended and Restated 2010 Stock Incentive Plan of Douglas Dynamics, Inc. of our report dated March 8, 2011, with respect to the consolidated financial statements of Douglas Dynamics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

March 8, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm